Exhibit 23.6

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-42259 pertaining to the CytRx Corporation 1986 Stock Option Plan, No. 33-93816 pertaining to the CytRx Corporation 1994 Stock Option Plan, No. 33-93818 pertaining to the CytRx Corporation 1995 Stock Option Plan, No. 333-84657 pertaining to the CytRx Corporation 1998 Long Term Incentive Plan and No. 333-68200 pertaining to the CytRx Corporation 2000 Long Term Incentive Plan, No. 333-91068 and No. 333-93305 pertaining to the CytRx Corporation Employee Benefit Plan and to the Registration Statements on Form S-3 Nos. 33-93820, 333-39607, 333-44043, 333-48837, 333-45652, 333-33792, 333-68092, and 333-100947 of CytRx Corporation and in the related prospectuses of our report dated March 5, 2003, with respect to the financial statements of Blizzard Genomics, Inc. included in the CytRx Corporation Annual Report (Form 10-K/A) for the year ended December 31, 2002.

/s/    ERNST & YOUNG LLP

Atlanta, Georgia

May 2, 2003